Exhibit 31.2

CERTIFICATION

I, Queena Han, certify that:

1.     I have reviewed this annual report on Form 10-K/A of XBiotech Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 15, 2016

/S/Queena Han
Queena Han
Vice President, Finance and Human Resources and Secretary
(Principal Financial Officer)